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                          CERTIFICATE OF INCORPORATION

                                      -of-

                CHUBB/COLONIAL LIFE INSURANCE COMPANY OF AMERICA

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     I, THE UNDERSIGNED, in order to form a corporation for the purposes herinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST:    The name of the corporation is

     CHUBB/COLONIAL LIFE INSURANCE COMPANY OF AMERICA

     SECOND:   The registered office of the corporation is to be located at 306
South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

     THIRD:    The purpose of the corporation is to engage in any lawful act or activity, for which a corporation may be organized under the General Corporation Law of Delaware, and in particular as a life and health insurance company under the provisions of the Delaware Insurance Code as now in effect and as it may hereafter be amended, including the reinsurance of life and health business, as well as to engage in any lawful act or activity incidental thereto.

     FOURTH:   The total number of shares of stock which the corporation shall have authority to issue is Two Thousand (2,000) shares of common stock of the par value of One Thousand Dollars (1,000) per share.



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     FIFTH:    The name and address of the single incorporator is as
follows:

          Name                                  Address
          ----                                  -------

George H. Callahan                              8 Sylvan Way
                                                Parsippany, New Jersey 07054

     SIXTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and its directors and stockholders:

               1. The business and affairs of the Corporation shall be managed by the Board of Directors except as otherwise provided by law.

               2. The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws.

               3. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware.

               4. The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to, or repeal the By-Laws of the corporation, but any By-Law adopted by the Board may be amended or repealed by the stockholders.



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     SEVENTH:  The corporation shall, to the fullest extent permitted by the
General Corporation Law of Delaware, as now in effect and as it may be hereafter amended, indemnify all persons whom it may indemnify pursuant thereto.

     EIGHTH:   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 30th day of July, 1979



                                   /s/ George H. Callahan (L.S.)
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Witness:

/s/ Rose L. Dempsey
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